UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 19, 2012

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.                      Costs Associated with Exit or Disposal Activities.

On April 19, 2012, the Board of Directors of H&R Block, Inc. (the “Company”) committed the Company to a strategic realignment to create a more cohesive end-to-end client experience, to drive better efficiency and accountability throughout the organization, and to align its resources to balance long-term client and revenue growth.  As part of the realignment, the Company has offered a voluntary separation package to eligible employees, after which the Company will implement involuntary separations in the event the voluntary program does not achieve the targeted result.  Approximately 350 positions throughout the organization will be eliminated.  The Company will also close approximately 200 underperforming company-owned retail tax offices.  The Company expects to incur an estimated pre-tax charge related to lease termination, severance and related costs under the realignment of approximately $30 million (of which $25 million represents lease termination and severance costs and $5 million represents other related costs), which will be recorded in the fiscal quarter ending April 30, 2012.  The Company expects that substantially all payments related to such costs will be made in the first quarter of fiscal year 2013.  A copy of the press release announcing the realignment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 25, 2012, Philip L. Mazzini, President of Retail Tax Services, informed the Company that he will resign from the Company effective April 30, 2012.  A copy of the press release announcing Mr. Mazzini’s resignation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.                      Other Events.

Preliminary Fiscal Year-to-Date Tax Results and Earnings Guidance

On April 25, 2012, the Company issued a press release regarding preliminary fiscal year-to-date tax results through April 18, 2012.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

On April 25, 2012, in the press release furnished as Exhibit 99.1 hereto, the Company also announced that fiscal year 2012 total revenues are expected to be approximately $2.9 billion and that GAAP diluted earnings from continuing operations for fiscal year 2012 are expected to be in the range of $1.09 to $1.15 per share.

Sand Canyon Corporation Update

Sand Canyon Corporation, formerly known as Option One Mortgage Corporation, and its subsidiaries (collectively, “SCC”), ceased originating mortgage loans in 2007 and, in 2008, sold its servicing assets and discontinued its remaining operations.  SCC retained contingent liabilities that arose prior to the disposal of its servicing assets and termination of its remaining operations, including certain mortgage loan repurchase and indemnification obligations and litigation claims.

Representation and Warranty Claims

In connection with the securitization and sale of mortgage loans, SCC made certain representations and warranties.  In the event that there is a breach of such a representation and warranty and such breach materially and adversely affects the value of a mortgage loan or a securitization insurer's or certificate holder’s interest in the mortgage loan, SCC may be obligated to repurchase the loan or otherwise indemnify certain parties for losses incurred in connection with loan liquidation.  Generally, repurchase requests are not subject to a stated term, but actions to enforce a repurchase obligation would be subject to the applicable statutes of limitations.

Through April 24, 2012, SCC has received new claims for alleged breaches of representations and warranties in the principal amount of $543 million since the fiscal third quarter ended Jan. 31, 2012.  SCC will assess its accrual for representation and warranty related liabilities as of April 30, 2012, in connection with its fiscal year-end reporting.

Additional discussion concerning SCC may be found in the Company’s most recent quarterly filing on Form 10-Q, filed on March 7, 2012, and in other filings by the Company with the Securities and Exchange Commission.

Litigation Claims, Lawsuits and Investigations

In addition to representation and warranty claims, SCC remains subject to pending and threatened investigations, litigation and indemnification claims and lawsuits pertaining to its loan origination and securitization activities prior to the termination of its originating activities in 2007.

On April 24, 2012, the U.S. Securities and Exchange Commission (the “SEC”) simultaneously filed a complaint, styled United States Securities and Exchange Commission vs. Option One Mortgage Corporation (the “Complaint”), and a proposed settlement in connection with its investigation into residential mortgage-backed securities sales activities of Option One Mortgage Corporation (n/k/a Sand Canyon Corporation) (“OOMC”).  As disclosed in our Form 10-Q dated March 7, 2012, SCC recorded a pretax liability in the amount of $28 million in connection with this matter during the fiscal third quarter ended Jan. 31, 2012.  The negotiated settlement, in which OOMC neither admits nor denies the allegations of the Complaint, calls for the payment of $28,232,585 in full settlement of all claims.  The parties have submitted the negotiated settlement to the U.S. District Court for confirmation.  The proposed settlement is subject to the court’s approval.

In addition to pending claims that have been previously disclosed, certain entities, including American International Group, Inc. and Sealink Funding Ltd., have threatened to assert claims of various types in the approximate aggregate amount of $835 million in connection with the sale and securitization of SCC-originated mortgage loans.  SCC has also received notices for indemnification from underwriters named in lawsuits involving securitizations backed by loans originated by SCC during the time that it operated as OOMC, but neither SCC nor OOMC is named as a party in those suits.  We are currently unable to reasonably estimate any loss or range of possible loss with respect to the foregoing types of claims.

The costs involved in defending against and/or resolving these investigations, claims and lawsuits may be substantial and the ultimate resulting liability is difficult to predict.  In the current non-prime mortgage environment, the number and frequency of investigations, claims and lawsuits has increased over historical experience and is likely to continue at increased levels.  In the event of unfavorable outcomes, the amount SCC may be required to pay in the discharge of liabilities or settlements could be substantial and, because SCC's operating results are included in our consolidated financial statements, could have a material adverse impact on our consolidated results of operations.

Additional Litigation Update

On April 16, 2012, and April 19, 2012, putative class action lawsuits were filed against us in state and federal courts, respectively, in Missouri concerning a compliance fee charged to retail tax clients beginning in the 2011 tax season.  The cases are styled Manuel H. Lopez III v. H&R Block, Inc. et al. in the Circuit Court of Jackson County, Missouri (no case number has been assigned yet) and Ronald Perras v. H&R Block, Inc. et al., (Case No. 4:12-cv-00450-DGK in the U.S. District Court for the Western District of Missouri).  Taken together, the cases purport to allege claims on behalf of retail tax clients nationwide for state statutory violations, money had and received, and unjust enrichment associated with the fee.  We believe we have meritorious defenses to these cases and intend to defend these cases vigorously, but there can be no assurances as to the outcome of these cases or their impact on our consolidated financial position, results of operations and cash flows.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release Issued April 25, 2012 (Strategic Realignment).
99.2	Press Release Issued April 25, 2012 (Preliminary Fiscal Year-to-Date Tax Results).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: April 25, 2012	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release Issued April 25, 2012 (Strategic Realignment).
Exhibit 99.2	Press Release Issued April 25, 2012 (Preliminary Fiscal Year-to-Date Tax Results).